CONTROL #:


                               PURCHASE AGREEMENT
                               ------------------



     THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the day of , , by and between Penn Octane Corporation, a Delaware corporation (the "Company"), and the investor whose name and address appears on the signature page hereto (the "Purchaser"), with reference to the following facts:


                                    RECITALS:
                                    --------


     A. On or about December 10, 1999, the Company, acting through Pennsylvania Merchant Group as placement agent for the Company ("PMG"), commenced a private offering (the "Offering"), solely to qualified investors (including the Purchaser, the "Investors") who are "accredited investors" within the meaning of Rule 501(a) of Regulation D promulgated by the Commission (hereinafter defined) under the Securities Act (hereinafter defined), for up to $5,000,000, of (i) 9% Promissory Notes in the aggregate principal amount of up to $5,000,000, due the earlier of (a) the closing after the date hereof of any single financing transaction by the Company involving the issuance by the Company of debt or equity securities of the Company resulting in net proceeds to the Company in excess of $250,000 (subject to the provisions of Section 10 hereof, a "Financing"), or (b) December 15, 2000, substantially in the form of Exhibit 1
                                                                       ---------
hereto (the "Notes"), and (ii) warrants (the "Warrants") to purchase up to 625,000 shares (subject to adjustment as provided therein) (the "Warrant Shares") of the Common Stock, $.01 par value (the "Common Stock"), of the Company, exercisable until December 15, 2002 (unless earlier called as provided therein) at a purchase price of $4.00 per Warrant Share (subject to adjustment as provided for therein), pursuant to a Common Stock Purchase Warrant substantially in the form of Exhibit 2 hereto (the Notes and the Warrants being
                              ---------
herein  collectively  referred  to  as  the  "Securities").

     B. Under the terms of the Offering, Investors who submit the appropriate subscription form (the "Subscription Form") for their investment in the Securities on or before December 17, 1999, and whose funds are received by Summit Bank as escrow agent (the "Escrow Agent") on or before the close of business on December 20, 1999, will receive Warrants (as aforesaid) at the rate of Warrants covering 125 Warrant Shares for each $1,000 face amount of Notes purchased (and each of the other Investors will receive Warrants (as aforesaid) at the rate of Warrants covering 62.5 Warrant Shares for each $1,000 face amount of Notes purchased by such Investor, plus Warrants at the rate of an additional
62.5 Warrant Shares per $1,000 of face amount of Notes purchased by such Investor if the principal amount of the Note purchased by such Investor and all accrued and unpaid interest thereon is not paid in full on or before the 90th day following the date of such Investor's Note).

     C. If the Offering is consummated, the Company and each of the Investors will also enter into a Registration Rights Agreement with respect to the Warrant Shares covered by his Warrants, substantially in the form of Exhibit 3 hereto
                                                                ---------
(the  "Registration  Rights  Agreement").

     D. It is contemplated that the Company and each of the Investors will enter into a Purchase Agreement similar to this Agreement.

     E. This Agreement is the document pursuant to which the Purchaser is acquiring his Securities from the Company.

     F. THE PURCHASER IS AWARE AND ACKNOWLEDGES AND AGREES THAT THE PROVISIONS OF THIS AGREEMENT AND OF THE NOTE AND WARRANTS HE IS ACQUIRING AND OF THE REGISTRATION RIGHTS AGREEMENT HE IS ENTERING INTO WITH THE COMPANY DIFFER IN CERTAIN RESPECTS FROM, AND SUPERSEDE AND REPLACE IN THEIR ENTIRETY, ANY AND ALL PRIOR AGREEMENTS OR UNDERSTANDINGS PERTAINING TO THE SUBJECT MATTER HEREOF AND THEREOF (ORAL OR WRITTEN), INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF THAT CERTAIN TERM SHEET FOR A BRIDGE LOAN PENN OCTANE CORPORATION SERIES A SUBORDINATED NOTES DATED DECEMBER 10, 1999 AND AMENDMENT NO. 1 THERETO, DATED DECEMBER 17, 1999, COPIES OF WHICH ARE ATTACHED HERETO AS EXHIBIT 4); AND
                                                                 ---------
APPROVES  OF  AND  CONSENTS  AND  AGREES  TO  THE  FOREGOING.

     NOW, THEREFORE, in consideration of the agreements and obligations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company hereby agree as follows:

     1.     Purchase and Sale of the Purchaser Securities.  Subject to the terms
            ---------------------------------------------
and conditions set forth in this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, Securities comprised of a Note in the principal amount of $ and Warrants exercisable for the purchase of up to Warrant Shares (collectively, the "Purchaser
Securities"),  for  a  purchase  price  of  $  (the  "Purchase  Price").

     2.     The  Closing.  The  closing (the "Closing") of the purchase and sale
            ------------
of the Purchaser Securities shall take place at such time(s) and place(s), and in such manner(s), as the Company and PMG (hereinafter defined) shall agree. At or prior to the Closing, the Purchaser shall deliver the Subscription Form to PMG and deliver to the Company the full Purchase Price for the Purchaser Securities in immediately available funds, the Company shall deliver to the Purchaser the Note and the Warrants included in the Purchaser Securities, and the Purchaser and the Company shall execute and deliver the Registration Rights Agreement.

     3.     Registration  Rights.  The  Purchaser  shall  have such registration
            --------------------
rights with respect to the Warrant Shares covered by the Warrants included in the Purchaser Securities as are set forth in the Registration Rights Agreement.

     4.     Representations  and  Warranties of the Company.  As of the Closing,
            ------------------------------------------------
the  Company  represents  and  warrants  as  follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          (b) The execution, delivery and performance of this Agreement, and the sale and delivery of the Purchaser Securities to the Purchaser have been duly authorized by all necessary corporate action on the part of the Company and, subject to the qualification that certain consents are required of existing secured lenders of the Company before the Company can grant the security interest contemplated by Section 2.3 of the Note included in the Purchaser Securities, which consents the Company believes, but can provide no absolute assurance, that it will be able to obtain, do not violate any material covenant contained in any agreement to which the Company is a party.

          (c) The Warrant Shares covered by the Warrants included in the Purchaser Securities, when issued upon exercise of such Warrants and receipt by the Company of full payment therefor, will be duly and validly issued, fully paid and nonassessable.

          (d) Subject to the truth and accuracy of the Purchaser's representations set forth in Section 5 of this Agreement and the truth and accuracy of the representations of PMG contemplated by Section 7 of this Agreement, the offer, sale and issuance of the Purchaser Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

          (e) The net proceeds received by the Company from the sale of the Purchaser Securities shall be used by the Company to acquire an Ownership Interest in Assets (as such terms are defined in Section 2.3 of the Note included in the Purchaser Securities) and/or for working capital purposes.

          (f) All reports, registrations, documents, statements and other filings required to be made by the Company with the Securities and Exchange Commission (the "Commission") within the past twelve months have been timely filed, and none of such materials contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.     Representations and Warranties of the Purchaser.  The Purchaser
                 -----------------------------------------------
represents  and  warrants  as  follows:

          (a)   General:
                -------

               (i) The Purchaser has all requisite authority to enter into this Agreement and to perform all of the obligations required to be performed by the Purchaser hereunder.

               (ii) Neither the Company nor any person acting on behalf of the Company has offered or sold the Purchaser Securities to the Purchaser by means of any form of general solicitation or general advertising. The Purchaser has not received, paid or given, directly or indirectly, any commission or remuneration for or on account of any sale, or the solicitation of any sale, of the Purchaser Securities.

          (b)   Information  Concerning  the  Company:
                -------------------------------------

               (i) The Purchaser has had full access to all reports, registrations, documents, statements and other filings heretofore made by the Company with the Commission under the Securities Act, the Securities Exchange
Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder. The Purchaser is thoroughly familiar with the business and financial condition, properties, operations and prospects of the Company.

               (ii) The Purchaser has been given full access to all information requested by the Purchaser concerning the business and financial condition, properties, operations and prospects of the Company. The Purchaser and his advisors (if any) have had an opportunity to ask questions of, and to receive information from, the Company and persons acting on its behalf concerning the terms and conditions of the Purchaser's investment in the Purchaser Securities, and to obtain any additional information necessary to verify the accuracy of the information and data received by the Purchaser. The Purchaser is satisfied that there is no material information concerning the business and financial condition, properties, operations or prospects of the Company of which Purchaser is unaware.

               (iii) The Purchaser has made, either alone or together with his advisors (if any), such independent investigation of the Company, its management, and related matters as the Purchaser deems to be, or the Purchaser's advisors (if any) have advised to be, necessary or advisable in connection with the Purchaser's investment in the Purchaser Securities; and the Purchaser and his advisors (if any) have received all information and data which the Purchaser and his advisors (if any) believe to be necessary in order to reach an informed decision as to the advisability of investing in the Purchaser Securities.

               (iv) The Purchaser understands that all the Purchaser's representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

               (v) The Purchaser understands that the purchase of the Purchaser Securities involves various risks, including the risk that it is unlikely that any market will exist for any resale of the Note or the Warrants included in the Purchaser Securities and that resale of such Note, such Warrants and the Warrant Shares issuable upon exercise of such Warrants will be restricted as herein provided.

          (c)     Status  of  Purchaser:
                  ---------------------

               (i) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Commission under the Securities Act; and the Purchaser either alone or with the Purchaser's advisors (if any) has such knowledge, skill and experience in business, financial and investment matters as to be capable of evaluating the merits and risks of an investment in the Purchaser Securities. To the extent that the Purchaser has deemed it appropriate to do so, the Purchaser has retained at the Purchaser's own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and his investment in the Purchaser Securities.

          (d)     Restrictions  on  Transfer  or  Sale:
                  ------------------------------------

               (i) The Purchaser is acquiring the Purchaser Securities and any Warrant Shares purchased upon exercise of the Warrants included in the Purchaser Securities solely for his own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Purchaser Securities or such Warrant Shares. The Purchaser understands that neither such Purchaser Securities nor such Warrant Shares have been registered or qualified under the Securities Act, or the securities laws of any state (collectively, the "State Securities Laws"), by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Purchaser and upon the accuracy of all of the representations and warranties made by the Purchaser in this Agreement. The Purchaser understands that the Company is relying upon the representations and agreements of the Purchaser contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

               (ii) The Purchaser understands that the Purchaser Securities and any Warrant Shares acquired upon exercise of the Warrants included therein are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules and regulations of the Commission provide in substance that the Purchaser may dispose of such securities or any of them only pursuant to an effective registration statement under the Securities Act and applicable State Securities Laws or an exemption therefrom, and understands that the Company has no obligations or intentions to register or qualify any of such securities thereunder, or to take any other action so as to permit sales pursuant to the Securities Act and applicable State Securities Laws, except as set forth in the Registration Rights Agreement. Accordingly, the Purchaser understands that under the Commission's rules and regulations and applicable State Securities Laws, unless disposed of pursuant to an effective registration statement under the Securities Act and an effective registration or qualification under applicable State Securities Laws, the Purchaser may dispose of the Purchaser Securities and any Warrant Shares acquired upon exercise of the Warrants included therein only in accordance with the provisions of Rule 144 promulgated by the Commission under the Securities Act, to the extent available, or in "private placements" which are exempt from registration or qualification under the Securities Act and applicable State Securities Laws, in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of the Purchaser. As a consequence, absent such an effective registration or qualification under the Securities Act and applicable State Securities Laws, the Purchaser understands that it may be required to bear the economic risks of the investment in the Purchaser Securities (and such Warrant Shares) for an indefinite period of time.

               (iii) The Purchaser agrees that (a) the Purchaser will not sell, transfer, encumber or otherwise dispose of the Purchaser Securities or any Warrant Shares acquired upon exercise of the Warrants included therein or any interest in any thereof or therein, or make any offer or attempt to do any of the foregoing, except pursuant to an effective registration and qualification under the Securities Act and applicable State Securities Laws or in a transaction which, in the opinion of counsel satisfactory to the Company (which requirement may be waived by the Company upon advice of counsel), is exempt from the registration and qualification requirements of the Securities Act and applicable State Securities Laws; (b) the Purchaser Securities and any certificate(s) representing Warrant Shares issued upon exercise of the Warrants included therein will bear a legend making reference to the foregoing restrictions; and (c) the Company and any transfer agent for the Company shall not be required to give effect to any purported transfer of any of such securities except upon compliance with the foregoing restrictions.

               (iv) The registration rights granted to the Purchaser in the Registration Rights Agreement are not assignable or otherwise transferrable by the Purchaser. In no event shall any sale, assignment, pledge or transfer of the Warrants included in the Purchaser Securities or Warrant Shares issuable upon exercise of the Warrants included therein by the Purchaser to a transferee give rise to rights of any such transferee under the Registration Rights Agreement.

          (e)     Documents.  The  Purchaser has carefully read, and understands
                  ---------
and agrees to be bound by, all of the provisions of this Agreement, the Note and the Warrants included in the Purchaser Securities and the Registration Rights Agreement.

     6.     Conditions  to  Obligations  of  Purchaser  and  the  Company.  The
            -------------------------------------------------------------
obligations of the Purchaser to purchase and pay for the Purchaser Securities and of the Company to sell and deliver such Purchaser Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

          (a)     The representations and warranties of the Company contained in
Section 4 hereof and of the Purchaser contained in Section 5 hereof shall be true and correct on and as of the Closing in all respects with the same effect as though representations and warranties had been made on and as of the Closing.

          (b) The Company and the Purchaser shall each have executed and delivered the Registration Rights Agreement, and the Company shall have executed and delivered to the Purchaser the Note and the Warrants included in the Purchaser Securities.

          (c) The Company and the Purchaser shall each have executed and delivered this Agreement, and the Purchaser shall have delivered to the Company (as contemplated hereby) the full Purchase Price for the Purchaser Securities.

     7.     Fee.     In  connection with the purchase and sale of the Securities
            ---
(including the Purchaser Securities), PMG, in consideration of acting as placement agent for the Company in connection with the Offering and of certain other services (the "Other Services") rendered or to be by PMG to the Company in connection therewith, shall receive a fee from the Company equal to 7% of the Purchase Price of all of the Notes sold in the Offering, and be entitled to reimbursement by the Company for PMG's out-of-pocket expenses (including reasonable attorneys fees) associated with the Offering and the Other Services in an amount not to exceed a total of $15,000. In addition, PMG shall be entitled to receive warrants to purchase shares of Common Stock of the Company at the rate of warrants for 25,000 shares of Common Stock of the Company for every $1,000,000 principal amount of Notes issued by the Company through PMG in the Offering. Such warrants will be exercisable until December 15, 2002, at an exercise price of $4.00 per share, and contain other rights and restrictions largely comparable to those contained in the Warrants; and the warrant shares covered by such warrants will have registration rights comparable to those provided for in the Registration Rights Agreement. The Company's obligation to pay the foregoing to PMG shall be contingent upon the Company's prior receipt from PMG of a representation letter, reasonably satisfactory to the Company, in which, among other things, PMG (i) provides representations comparable to those set forth in Section 5 hereof, (ii) represents that the Offering, and all of PMG's activities in connection therewith, and the consideration to be received by PMG as contemplated by this Section 7, in each case comply with all applicable federal and state securities laws and National Association of Securities Dealers, Inc. rules in connection with the Offering, and (iii) represents and covenants that it has, on behalf of the Company, timely made (and will continue to timely make) all filings required to be made by the Company in order to make the Offering exempt from the registration and qualification requirements of all applicable federal and state securities laws, and that such filings comply (and will comply) with the applicable requirements of all such laws.

     8.     Waiver, Amendment.  Neither this Agreement nor any provisions hereof
            -----------------
shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     9.     Assignability.  The Purchaser shall not assign or otherwise transfer
            -------------
this Agreement, any of the Purchaser Securities (or any of the Warrant Shares issuable upon exercise of the Warrants included therein), or the Registration Rights Agreement, any interest in the foregoing, or any of his rights or obligations thereunder, without the prior written consent of the Company.

     10.     Definition  of  Financing.  For  purposes of this Agreement and the
             -------------------------
Note included in the Purchaser Securities, the term "Financing" shall have the meaning stated in clause (i)(a) of Recital A to this Agreement, except that all of the following (and all of the proceeds thereof) are hereby expressly excluded from such definition: (a) transactions in the ordinary course of the Company's and its subsidiaries' business; (b) purchase money and lease transactions entered into by the Company or its subsidiaries; (c) transactions entered into by the Company or its subsidiaries on or before December 17, 1999, transactions entered into in furtherance thereof and amendments to the foregoing; (d) the Offering, the Notes and Warrants issued in connection with the Offering, the warrants issued to PMG as contemplated by Section 7 hereof and the proceeds received upon exercise of such Warrants and warrants; (e) options or warrants heretofore or hereafter issued to employees or independent contractors of or advisors to the Company or its subsidiaries and the proceeds received upon exercise thereof; (f) up to $1,075,000 which has been or may be received by the Company in connection with the issuance by the Company of notes and warrants to third parties (the "New Noteholders") pursuant to terms and conditions similar to those contained in this Agreement, the Notes, the Warrants and the Registration Rights Agreement (which New Noteholders, the Purchaser agrees, shall, with respect to repayment of the obligations owing to them under their notes, be entitled to participate with the Purchaser and the other Investors, on a pari-passu basis with the Purchaser and such other Investors, in the security interest contemplated by Section 2.3 of the Note to secure repayment of the obligations owing to such New Noteholders under their notes, and in order and priority of payment) and the proceeds received upon exercise of such warrants;
(g) any other future financing transaction(s) hereafter entered into by the Company with third parties (the "Additional Fund Providers"), on any terms, which results in aggregate net proceeds to the Company of up to $2,000,000 (which additional Fund Providers, the Purchaser agrees, shall also, with respect to repayment of the obligations owing to them, be entitled to participate with the Purchaser and the other Investors, on a pari-passu basis with the Purchaser and the other Investors, in the security interest contemplated by Section 2.3 of the Note to secure repayment of any obligations owing to such Additional Fund Providers, and in order and priority of payment) and the proceeds received upon the exercise or conversion of any options, warrants or convertible securities included in such transaction(s); and (g) any other transaction(s) approved either by PMG or by a majority in interest (determined by reference to the then unpaid principal amounts of their then respective Notes) of the Purchaser and the other Investors as being excluded from the definition of "Financing". The answer to the question of whether any transaction is excluded from the definition of a "Financing" pursuant to the preceding provisions of this Section 10 shall be determined solely by the Company, acting in good faith.

     11.     Applicable  Law.  This Agreement shall be governed by and construed
             ---------------
in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflicts of law.

     12.     Section and Other Headings; Gender.  The section and other headings
             ----------------------------------
contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. For purposes of this Agreement, all references to the singular shall also be deemed to refer to the plural, all references to the masculine shall be deemed to refer to the feminine and neuter, and, in each case, vice versa.

     13.     Counterparts.  This  Agreement  may  be  executed  in  two  or more
             ------------
counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

     14.     Notices.  All  notices and other communications provided for herein
             -------
or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by Federal Express or similar means or by facsimile (with proof of receipt) or sent by registered or certified mail, return receipt requested, postage prepaid (provided, however, that notices shall not be deemed delivered until actually received at the address to which they were properly sent):

          (a)     If  to  the  Company,  at  the  following  address:
                  Penn  Octane  Corporation
                  77-530  Enfield  Lane,  Bldg.  D
                  Palm  Desert,  California  92211
                  Fax  No.  (760)  772-8588
                  Attn:     Jerome  B.  Richter,  President

          (b)     If  to  the  Purchaser,  at  the  following  address:



                  Phone: (   )         Fax: (   )
                  Attn:

or at such other address as either party shall have specified by notice in writing to the other.


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
     15.     Binding  Effect.  The provisions of this Agreement shall be binding
             ---------------
upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     16.     INTEGRATION.  THE  PURCHASER  IS  AWARE AND ACKNOWLEDGES AND AGREES
             -----------
THAT THE PROVISIONS OF THIS AGREEMENT AND OF THE NOTE AND WARRANTS INCLUDED IN THE PURCHASER SECURITIES HE IS ACQUIRING AND OF THE REGISTRATION RIGHTS AGREEMENT DIFFER IN CERTAIN RESPECTS FROM, AND SUPERSEDE AND REPLACE IN THEIR ENTIRETY, ANY AND ALL PRIOR AGREEMENTS OR UNDERSTANDINGS PERTAINING TO THE SUBJECT MATTER HEREOF AND THEREOF (ORAL OR WRITTEN, AND INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF THAT CERTAIN TERM SHEET FOR A BRIDGE LOAN PENN OCTANE CORPORATION DATED DECEMBER 10, 1999, AND AMENDMENT NO. 1 THERETO, DATED DECEMBER 17, 1999, COPIES OF WHICH ARE ATTACHED HERETO AS EXHIBIT 4); AND
                                                                 ---------
APPROVES  OF  AND  CONSENTS  TO  THE  FOREGOING.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       PURCHASER:
                                       ----------




                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       PENN  OCTANE  CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:  Ian  T.  Bothwell
                                       Title: Vice President and Chief Financial
                                              Officer


                                 Page 56 of 106
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